UJB FINANCIAL CORP.                                                                                      Exhibit (28)B
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
                                                                            Nine Months Ended   Three Months Ended
									                                                                   September 30,       September 30,
									                                                                   -----------------   -----------------
									                                                                   1994*    1993**      1994     1993
                                                                     			    -------- --------   -------- --------
Interest Income
  Interest and fees on loans                                               $510,472 $505,135   $183,004 $167,901
  Interest on investment securities:
      Taxable                                                               140,867  137,152     55,413   45,285
      Tax-exempt                                                             17,175   19,377      5,911    6,230
  Interest on investment securities available for sale                       30,442   24,304      3,651    7,368
  Interest on Federal funds sold and securities
    purchased under agreements to resell                                        255      693         12       82
  Interest on trading account securities                                        557    1,053        120      328
  Interest on deposits with banks                                               434      342        174      159
									                                                                    -------- --------   -------- --------
      Total interest income                                                  700,202  688,056    248,285  227,353
Interest Expense
  Interest on savings and time deposits                                      173,752  211,207     59,767   65,795
  Interest on commercial certificates of deposit
    $100,000 and over                                                          8,256    5,624      3,648    1,870
  Interest on borrowed funds                                                  62,890   40,017     25,887   13,693
									                                                                   -------- --------   -------- --------
      Total interest expense                                                 244,898  256,848     89,302   81,358
									                                                                   -------- --------   -------- --------
      Net interest income                                                    455,304  431,208    158,983  145,995
  Provision for loan losses                                                   55,500   74,185     18,500   24,000
									                                                                   -------- --------   -------- --------
      Net interest income after  provision for loan losses                   399,804  357,023    140,483  121,995
Non-Interest Income
  Service charges on deposit accounts                                         48,474   44,509     16,093   14,801
  Service and loan fee income                                                 30,674   25,240     11,310    9,087
  Trust income                                                                16,410   16,135      5,324    5,410
  Investment securities gains (losses)                                         1,846    6,769         58       (4)
  Trading account gains                                                          522    1,352        434      492
  Other                                                                       34,854   39,548     11,834   14,931
									                                                                    -------- --------   -------- --------
      Total non-interest income                                              132,780  133,553     45,053   44,717
Non-Interest Expenses
  Salaries                                                                   135,521  138,401     46,312   47,258
  Pension and other employee benefits                                         41,721   44,230     14,292   15,042
  Occupancy, net                                                              38,492   36,680     12,363   11,953
  Furniture and equipment                                                     36,170   33,676     12,130   11,472
  Other real estate provision and operating expenses                          14,467   32,023      4,902    8,579
  FDIC insurance assessment                                                   20,815   21,952      6,989    5,584
  Advertising and public relations                                             8,039    8,069      2,523    2,673
  Restructuring charges                                                           -    21,500         -    21,500
  Other                                                                       83,262   84,182     26,415   28,388
									                                                                    -------- --------   -------- --------
      Total non-interest expenses                                            378,487  420,713    125,926  152,449
									                                                                   -------- --------   -------- --------
      Income before income taxes                                             154,097   69,863     59,610   14,263
  Federal and state income taxes                                              56,539   15,921     21,039    1,253
									                                                                   -------- --------   -------- --------
      Income before cumulative effect of a change in accounting principle     97,558   53,942     38,571   13,010
  Cumulative effect of a change in accounting principle                       (1,731)   3,816          -        -
									                                                                    -------- --------   -------- --------
      Net Income                                                           $ 95,827 $ 57,758   $ 38,571 $ 13,010
									                                                                    ======== ========   ======== ========
Net Income Per Common Share:
Income before cumulative effect of a change in accounting principle        $   1.76 $   0.98   $   0.70 $   0.23
Cumulative effect of a change in accounting principle                         (0.03)    0.07          -        -
									                                                                    -------- --------   -------- --------
     Net Income Per Common Share                                           $   1.73 $   1.05   $   0.70 $   0.23
									                                                                    ======== ========   ======== ========
Average Common Shares Outstanding (in thousands)                              54,604   53,819     54,797   53,990
									                                                                    ======== ========   ======== ========

  *    Effective January 1994, the company adopted SFAS No.112, Accounting for Postemployment Benefits.
  **   Effective January 1993, the company adopted SFAS No.109, Accounting for Income Taxes.
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